Exhibit 10.1

DEMAND PROMISSORY NOTE

$40,000.00	October 14, 2022 (“Execution Date”)

For value received, EKIMAS Corporation, a Delaware corporation (the “Company”), with principal offices at 3651 Lindell Road – Suite D565, Las Vegas, NV 89103, hereby promises to pay GK Partners ApS (the “Holder”), or its assigns, the original principal sum of up to Forty Thousand Dollars ($40,000.00) (the “Principal Amount”). The Principal Amount, plus accrued interest thereon at the rate of 3.0% per annum, shall be due and payable on demand, but no later than June 30, 2023 (the “Maturity Date”).

Any amounts due and payable hereunder shall be delivered to the address of the registered holder of this Note in lawful money of the United States.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. The following definitions shall apply for all purposes top this Note:

1.1. “Company” means the “Company” as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

1.2. “Holder” means the “Holder” as defined above or any person who shall at the time be the registered holder of this Note.

1.3. “Note” means this Promissory Note.

2. Representations and Warranties of the Company. In connection with the issuance of this Note, the Company hereby represents and warrants to the Holder that:

2.1. Organization, Good Standing and Qualifications. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2. Authorization. All corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. The Company has taken all corporate action required to make all the obligations of the Company reflected herein the valid and enforceable obligations they purport to be.

2.3. Compliance with Other Instruments. The authorization, execution and delivery of this Note will not constitute or result in a default or violation of any law or regulation applicable to the Company, a default of any term or provision of the Company’s current Certificate of Incorporation or bylaws, or a default under an agreement or instrument by which the Company is bound or to which its properties or assets are subject.

3. Defaults and Remedies.

3.1. Events of Default. The following events shall be considered Events of Default with respect to this Note:

3.1.1. The Company shall default in the payment of any part of the Principal Amount of or accrued interest on the Note after the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise;

3.1.2. The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all of any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company;

3.1.3. Within thirty (30) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or, within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

3.1.4. Within thirty (30) days after the Company becomes involved in litigation that threatens to materially and adversely affect the Company’s business, operations, assets, results of operations or prospects; and

3.1.5. The Company shall fail to observe or perform any other obligation to be observed or performed by it under this Note or any other agreement with the Holder, within thirty (30) days after written notice from the Holder to perform or observe the obligation.

3.2. Remedies. Upon the occurrence of an Event of Default under Section 3.1 hereof, at the option and upon the declaration of the Holder, the entire unpaid Principal Amount of and accrued interest on this Note shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Holder may, immediately and without expiration of any period of grace enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to it at law, in equity or otherwise.

4. Covenants. The Company hereby covenants that the Company (i) will make all payments of principal of and accrued interest on this Note and any other amounts due hereunder in accordance with the terms hereof, and (ii) so long as this Note is outstanding, (A) will use any proceeds from the loans made hereunder for its working capital purposes only, (B) will not pay any dividend or make any other distribution in respect of the capital stock of the Company and (C) will not make any payment to any officer, director or their affiliates other than payments of salary and other compensation and benefits for services rendered or performed for the Company after the date hereof.

5. No Impairment. The Company will not, by any amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Note against wrongful impairment.

6. Waivers. The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.

7. Transfer. This Note and any rights hereunder may not be assigned, conveyed or transferred, in whole or in part, by the Holder without prior consent by the Company. In the event that such consent is provided, the rights and obligations of the Company and the Holder under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

8. Governing Law. This Note shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among as applied to agreements among Delaware residents entered into and to be performed entirely within the State of Delaware, without reference to principles of conflict of laws or choice of laws.

9. Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

10. Notices. Unless otherwise provided, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for the Holder party on the signature page hereto or, in the case of the Company, to the President at the address first written above, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to the Holder.

11. Amendments and Waivers. This Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

12. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

13. Counterparts. This Note may be executed in one or more counterparts, which collectively shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.

EKIMAS CORPORATION

By:
Name:	Bennett J. Yankowitz
Title:	CEO

Date:	October 14, 2022